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                                                                      EXHIBIT 21

               LIST OF SUBSIDIARIES OF PEABODY ENERGY CORPORATION

Affinity Mining Company
Arclar Company, LLC
Arid Operations Inc.
Baralaba Coal Pty. Ltd.
Beaver Dam Coal Company
Big Ridge, Inc.
Big Sky Coal Company
Black Beauty Coal Company
Black Beauty Equipment Company
Black Beauty Holding Company, LLC
Black Beauty Mining, Inc.
Black Beauty Resources, Inc.
Black Beauty Underground, Inc.
Black Walnut Coal Company
Bluegrass Coal Company
CL Hartford, L.L.C.
CL Power Sales Three, L.L.C.
CP Power Sales Sixteen, L.L.C.
Caballo Coal Company
Carbones Peabody de Venezuela, C.A.
Charles Coal Company
Cleaton Coal Company
Coal Properties Corp.
Colony Bay Coal Company
Coal Reserve Holding Limited Liability Company No. 1
Coal Reserve Holding Limited Liability Company No. 2
Cook Mountain Coal Company
Cottonwood Land Company
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
EACC Camps, Inc.
Eagle Coal Company
Eastern Associated Coal Corp.
Eastern Royalty Corp.
Empire Marine, LLC
Falcon Coal Company
Gallo Finance Company
GIBCO Motor Express, Inc.
GIBCO Motor Express, LLC
Gold Fields Chile, S.A.
Gold Fields Mining Corporation
Gold Fields Operating Co. - Ortiz
Grand Eagle Mining, Inc.
Hayden Gulch Terminal, Inc.
Highland Mining Company
Highwall Mining Services Company
Hillside Mining Company
Independence Materials Handling Company
Interior Holdings Corp.
James River Coal Terminal Company
Jarrell's Branch Coal Company
Juniper Coal Company

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Kayenta Mobile Home Park, Inc.
Kentucky United, LLC
Lemon Grove Investments Pty. Ltd.
Logan Fork Coal Company
Martinka Coal Company
Midco Supply and Equipment Corporation
Mountain View Coal Company
Mustang Energy Company, L.L.C.
Newhall Funding Company
New Whitwood Collieries Pty. Ltd.
North Page Coal Corp.
NRGenerating Holdings (No. 17) B.V.
NRGenerating Holdings (No. 9) B.V.
Ohio County Coal Company
Patriot Coal Company, L.P.
P&L Receivables Company LLC
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody Baralaba Investments Pty Limited
Peabody Coal Company
Peabody COALSALES Company
Peabody COALTRADE, Inc.
Peabody Coaltrade Australia Pty Limited
Peabody Development Company
Peabody Development Land Holdings, LLC
Peabody Energy Australia Pty Limited
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Fuels Pty. Ltd.
Peabody Holding Company, Inc.
Peabody (Kogan Creek) Pty. Ltd.
Peabody Minerals Pty. Limited
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody PowerTree Invetsments, LLC
Peabody Recreational Lands, L.L.C.
Peabody Surat Pty. Ltd.
Peabody Southwestern Coal Company
Peabody Terminals, Inc.
Peabody Turkish Investments Limited
Peabody Venezuela Coal Corp.
Peabody-Waterside Development, L.L.C.
Peabody Western Coal Company
Peabody (Wilkie Creek) Pty. Ltd.
PG Investments One, L.L.C.
PG Investments Two, L.L.C.
PG Investments Three, L.L.C.
PG Investments Four, L.L.C.
PG Investments Five, L.L.C.
PG Investments Six, L.L.C.
PG Power Sales One, L.L.C.
PG Power Sales Two, L.L.C.
PG Power Sales Three, L.L.C.
PG Power Sales Four, L.L.C.

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PG Power Sales Five, L.L.C.
PG Power Sales Six, L.L.C.
PG Power Sales Seven, L.L.C.
PG Power Sales Eight, L.L.C.
PG Power Sales Nine, L.L.C.
PG Power Sales Ten, L.L.C.
PG Power Sales Eleven, L.L.C.
PG Power Sales Twelve, L.L.C.
Pine Ridge Coal Company
Pond Creek Land Resources, LLC
Pond River Land Company
Porcupine Productions, LLC
Porcupine Transportation, LLC
Powder River Coal Company
Prairie State Generating Company, LLC
Rio Escondido Coal Corp.
Rivers Edge Mining, Inc.
Riverview Coal Terminal Pty. Ltd.
Riverview Terminal Company
Seneca Coal Company
Sentry Mining Company
Snowberry Land Company
Star Lake Energy Company, L.L.C.
Sterling Smokeless Coal Company
Sugar Camp Properties
Thoroughbred, L.L.C.
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, L.L.C.
Tiaro Coal Pty. Ltd.
United Minerals Company, LLC
Yankeetown Dock Corporation